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                                                                   [EXHIBIT 5.1]

                       [Letterhead of Baker Botts L.L.P.]


                                                                  July 27, 2000


Hydril Company
3300 North Sam Houston Parkway East
Houston, Texas  77032-3411

Gentlemen:

                  As set forth in the Registration Statement (the "Registration Statement") on Form-1 (Registration No. 333-38954) filed by Hydril Company, a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, relating to the Company's Common Stock, par value $.50 per share (the "Common Stock"), certain legal matters in connection with the Common Stock are being passed upon for the Company by us. The Registration Statement relates to the offering of an aggregate of 7,500,000 shares of Common Stock (the "Shares"), consisting of 2,323,932 Shares to be issued and sold by the Company and 5,176,068 Shares to be sold by the Selling Stockholders identified in the Registration Statement (the "Selling Stockholders"), together with up to 1,100,000 shares of the Common Stock (the "Additional Shares"), consisting of 348,736 Additional Shares that may be issued and sold by the Company and 751,264 Additional Shares that may be sold by the Selling Stockholders, pursuant to the underwriters' over-allotment option as described in the Registration Statement. At your request, this opinion is being furnished to you for filing as Exhibit
5.1 to the Registration Statement.

                  We understand that the Shares and any Additional Shares are to be sold pursuant to the terms of an Underwriting Agreement (the "Underwriting Agreement") in substantially the form to be filed as Exhibit 1.1 to the Registration Statement.

                  In our capacity as your counsel in the connection referred to above, we have examined the Form of Restated Certificate of Incorporation of the Company, as filed as Exhibit 3.1 to the Registration Statement (the "Restated Certificate of Incorporation"), the Amended and Restated Bylaws of the Company and the originals, or copies certified or otherwise identified, of corporate records of the Company, including minute books of the Company as furnished to us by the Company, certificates of public officials and of representatives of the Company, statutes and other instruments and documents pertaining to the Company as a basis for the opinions hereinafter expressed. In giving such opinions, we have relied upon certificates of officers of the Company with respect to the accuracy of the material factual matters contained in such certificates.


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Hydril Company
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         Based on our examination as aforesaid, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that:

                  1. The Company is a corporation duly incorporated and validly existing in good standing under the laws of the State of Delaware.

                  2. When offered as described in the Registrations Statement, and upon (i) the effectiveness of the Restated Certificate of Incorporation,
(ii) the taking of action by the duly authorized Pricing Committee of the Board of Directors of the Company to determine the price at which the Shares and the Additional Shares are to be sold to the underwriters by the Company and to authorize the issuance of such Shares and such Additional Shares, and (iii) the issuance and sale by the Company of the Shares and any Additional Shares in accordance with the terms and provisions of the Underwriting Agreement and as described in the Registration Statement, such Shares and any such Additional Shares will be duly authorized by all necessary corporate action on the part of the Company, validly issued, fully paid and nonassessable.

                  3. The Shares and the Additional Shares to be sold by the Selling Stockholders will be, upon the effectiveness of the Restated Certificate of Incorporation, duly authorized by all necessary corporate action on the part of the Company, validly issued, fully paid and nonassessable.

                  The opinions set forth above are limited in all respects to the laws of the State of Texas, the General Corporation Law of the State of Delaware and the federal securities laws, each as in effect on the date hereof.

                  We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under "Legal Matters" in the prospectus forming a part of the Registration Statement.



                                          Very truly yours,



                                          /s/ Baker Botts L.L.P.